UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2005
GENENTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9813 (Commission File Number)	94-2347624 (I.R.S. Employer Identification No.)
1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (650) 225-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     On August 15, 2005, Sir Mark Richmond, Ph.D., informed Genentech of his intention to resign from Genentech’s Board of Directors effective October 31, 2005. Dr. Richmond has been a director of Genentech since August 1999.
ITEM 5.02(d) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     Effective August 15, 2005, the Board of Directors of Genentech appointed Debra L. Reed to serve as a member of the Board until the 2006 Annual Meeting of Stockholders of Genentech or her successor is duly elected or appointed. Ms. Reed currently serves as President and Chief Operating Officer of San Diego Gas & Electric and Southern California Gas Co., and previously served as the Chief Financial Officer of both companies.
     The Board of Directors also appointed Ms. Reed to serve as a member of the Audit Committee of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2005	By:	/s/ Stephen G. Juelsgaard
Stephen G. Juelsgaard
Executive Vice President, General Counsel and Secretary

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